UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
October 3, 2018
Date of Report (date of earliest event reported)

ASCENA RETAIL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-11736	30-0641353
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
933 MacArthur Boulevard
Mahwah, New Jersey 07430
(Address of principal executive offices, including zip code)
(551) 777-6700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 3, 2018, the Board of Directors (the “Board”) of Ascena Retail Group, Inc. (the “Company”) approved and adopted the Second Amended and Restated By-laws of the Company (the “Second A&R By-laws”), effective immediately. The Second A&R By-laws amend and restate the prior Amended and Restated By-laws of the Company, as amended (the “Prior By-laws”). The following is a summary of the principal changes:

Advance Notice of Business

•
The Second A&R By-laws update the processes, timing and procedures that stockholders of the Company must follow, and specifies additional information that stockholders of the Company must provide, when proposing director nominations or other business to be considered at an annual or special meeting of stockholders.

•
In general, the Second A&R By-laws provide that in order to be timely, a notice of any nomination or other business to be brought before an annual meeting by a stockholder must be delivered to the Secretary and the General Counsel of the Company at the principal executive offices of the Company not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the date that the Company’s proxy statement in connection with the previous year’s annual meeting of stockholders was filed with the Securities and Exchange Commission.

•	The updated advance notice provisions also include certain technical, conforming, modernizing and clarifying changes.

Stockholders List

•
The Second A&R By-laws provide that rather than making the list of stockholders entitled to vote at any meeting of stockholders available during ordinary business hours at the principal executive offices of the Company, the Company may, if it elects to do so, make the stockholders list available on a reasonably accessible electronic network.

Removal of Directors

•
The Second A&R By-laws delete the language contained in Section 4 of Article III of the Prior By-laws referring to directors having the ability to remove other directors from the board of directors for cause to conform with Section 141(k) of the Delaware General Corporation Law.

•
The Company intends to include in its proxy statement for its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) a proposal to approve the amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), which would delete the corresponding language in the Certificate of Incorporation regarding directors having the ability to remove other directors from the board of directors for cause. Pursuant to the Certificate of Incorporation, this proposal would be approved if the holders of at least 80% of the outstanding shares of common stock entitled to vote at the Annual Meeting vote in favor of the proposal.

The foregoing description of the Second A&R By-laws is qualified in its entirety by reference to the full text of the Second A&R By-laws, a copy of which is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.     Description

3.1Ascena Retail Group, Inc. Second Amended and Restated By-laws, effective October 3, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENA RETAIL GROUP, INC.

Date: October 9, 2018	By:	/s/ David Jaffe
Name: David Jaffe
Title: Chief Executive Officer (Principal Executive Officer)